Exhibit 10.6

CONFIDENTIAL SUBSCRIPTION AGREEMENT

This CONFIDENTIAL SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is dated as of the 29th day of September, 2014, between 6D Acquisitions, Inc., a Nevada corporation, with principal offices at 17 State Street, Suite 450, New York, New York 10004 (the “Company”) and the person or persons listed and signing on the signature page hereto (the “Subscriber”).  All documents mentioned herein are incorporated by reference.

W I T N E S S E T H:

WHEREAS, the Company is a special purpose vehicle formed for the purpose of investing in the reorganized entity following a proposed share exchange (the “Share Exchange”) between CleanTech Innovations, Inc., a publicly traded Nevada corporation (“CleanTech”), and Initial Koncepts, Inc., a California corporation d/b/a Six Dimensions (“6D”) (www.sixdimensions.com) whereby CleanTech will issue 266,787,609 shares of its common stock, equal to approximately fifty percent (50%) of its outstanding shares of common stock, to the shareholders of 6D in exchange for all of the outstanding shares of 6D (the “Exchange”), thereby rendering 6D a wholly-owned subsidiary of CleanTech prior to the Exchange, Initial Koncepts, Inc. will convert into a Nevada corporation “Six Dimensions, Inc.”;

WHEREAS, prior to or simultaneous with the closing of the Share Exchange, and as a condition thereto, CleanTech shall have (i) obtained shareholder approval to amend its Articles of Incorporation to: (A) increase its authorized common stock to 1,200,000,000 shares, par value $0.0000001 per share, (B) change the name of the company to “6D Global Technologies, Inc.” and (C) authorize the conversion of the company into a corporation organized under the laws of the State of Delaware; (ii) obtained approval by NASDAQ of the listing of the company’s common stock on the NASDAQ Capital Market; (iii) obtained the resignation of all of the company’s China-based officers and directors and the appointment of new officers and directors; (iv) completed the spin-off of all of the company’s China-based operations and assets in exchange for the satisfaction and/or assumption of all liabilities of the company in excess of $500.00 and the return of 17,729,403 shares of common stock by the shareholders of the company to be retired and returned to CleanTech’s treasury; and (v) completed the conversion by NYGG (Asia) Ltd., the largest creditor of the company, of all of its outstanding debt and liabilities held in CleanTech into 242,534,190 shares of CleanTech’s common stock immediately following the closing.  (The form of the proposed Agreement and Plan of Share Exchange is attached as Appendix “D”);

WHEREAS, there are currently an aggregate of 24,982,822 shares of CleanTech Common Stock issued and outstanding and pursuant to the provisions of the proposed Share Exchange, 17,729,403 shares will be cancelled in the Spin-Out, NYGG (Asia) Ltd. will be issued 242,534,190 shares of the Company’s Common Stock pursuant to the Conversion of all of its notes, loans, debts, advances and liabilities made to, in, by or on behalf of the Company, and 266,787,609 Exchange Shares will be issued to the shareholders of 6D.  Upon raising the Maximum Offering of $5.1 million, CleanTech will be capitalized as follows:

266,787,609 shares	Exchange Shares issued to 6D
242,534,190 shares	Exchange Shares issued to NYGG Asia post-conversion
7,253,419 shares	Public Shares post-cancellation of 17,729,403 shares
17,000,000 shares	Investors in Offering (assuming $5,100,000 maximum)
2,550,000 shares	Placement Agent’s 15% equity fee (5-year Warrants, assuming $5,100,000 maximum offering is completed)
536,125,218 shares	Total Issued and Outstanding (including Warrants)

WHEREAS, it shall be a condition to the closing of the Share Exchange that the Company complete the Offering (as defined herein);

WHEREAS, upon completion of the Offering and Share Exchange, CleanTech’s operations shall be conducted through its new subsidiary 6D (such post-Share Exchange Nasdaq listed parent entity to be referred to herein as “6DT”);

WHEREAS, upon the completion of the Offering and immediately upon the closing of the Share Exchange, all of the Company’s common stock underlying the Units (as defined herein) offered hereby will be automatically exchanged into shares of 6DT on a 1:1 basis;

WHEREAS, the Company has engaged Radnor Research & Trading Company, LLC, as the Company’s exclusive placement agent (the “Placement Agent”) to assist the Company selling the Units;

WHEREAS, in the event the Share Exchange is not consummated, all subscriptions shall be returned to the subscribers herein without interest, deduction or offset; and

WHEREAS, upon completion of the Offering, the Share Exchange and the Financing Exchange, 6DT may undergo a reverse-split of its then-outstanding common stock at the Company’s sole discretion (the “Reverse Split”).

NOW, THEREFORE, in consideration of the premises and respective mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Offering.

(a) This Subscription Agreement is for the purchase of subscription units (the “Units”), each Unit to consist of fifty thousand (50,000) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The purchase price for each Unit shall be fifteen thousand dollars ($15,000), and the minimum subscription per Subscriber shall be $10,000, or two-thirds (2/3) of one (1) Unit (the “Offering”).  The Company reserves the right, in its sole discretion, to accept fractional subscriptions.

(b) Immediately upon the closing and effectiveness of the Share Exchange, each share of Common Stock underlying the Units purchased herein shall be automatically converted on a 1:1 basis into shares of 6DT’s Nasdaq listed common stock (the “Financing Security Exchange”), such shares shall be distributed to the Subscribers herein and the Company shall subsequently be dissolved.  The shares comprising the Units will subject to the Split

(c) The minimum offering (the “Minimum Offering”) shall be three million dollars ($3,000,000) and the maximum offering (the “Maximum Offering”) shall be five million one hundred thousand dollars ($5,100,000).

(d) This Offering is being made only to accredited investors who qualify as accredited investors pursuant to the suitability standards for investors described under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and those investors whom have no need for liquidity in their investments.

2. The Parties.

(a) Initial Koncepts, Inc, doing business as Six Dimensions (“6D”) (www.sixdimensions.com) is a California corporation originally formed in California as Initial Koncepts, Inc. in 2004 by Silicon Valley entrepreneurs with extensive technology and management consulting services industry backgrounds, previously having held positions at PeopleSoft (now Oracle Corporation) and other global technology firms. With offices in Ohio, New York and California, 6D has evolved quickly into a reputable and award-winning technology services provider that counts many of the largest U.S.-based technology players, Fortune 500 companies and universities, among other institutions, as its clients.  From enterprise software upgrades to complete implementation, 6D offers multi-faceted and deep domain technology expertise across the widest range of markets and programming languages, earning the Company and its senior management numerous accolades by industry observers and its peers.  The unaudited financial statements of 6D for the period ended March 31, 2014 are attached hereto as Annex “A”.  6D has retained Marcum LLP as its independent auditor.  Initial Koncepts, Inc., will convert into a Nevada corporation named Six Dimensions, Inc. prior to the closing of the Exchange.

(b) CleanTech Innovations, Inc. is a NASDAQ-listed public company domiciled in the State of Nevada with its main operations in China. The Company designs and manufacturers structural towers for megawatt-class wind turbines serving China’s clean technology industry as well as highly engineered metal components used in China’s steel and energy industries.  This Offering contemplates, that CleanTech will acquire 6D and will conduct all its operations through 6D.

(c) 6D Acquisitions, Inc. is a special purpose vehicle formed for the purpose of investing in the reorganized entity following a proposed share exchange (the “Share Exchange”) between CleanTech and Six Dimensions.  Following the closing of the Share Exchange and the issuance of the shares purchased in the Offering to the Subscribers, the Company will be dissolved.

3. Conditional Closing.  The closing of the Offering and the transactions contemplated hereby are conditioned upon the closing of the Share Exchange and the transactions and conditions contemplated thereby.  It is a condition to close the Share Exchange that the Company shall have received the Minimum Offering amount in the Company’s designated escrow account at Continental Stock Transfer & Trust Company. In the event the Minimum Offering amount is not received by the Escrow Agent into the Company’s designated escrow account by June 30, 2014 (unless otherwise extended by the Company and the Placement Agent  in their sole discretion to September 30, 2014), all subscriptions shall be returned to the Subscribers without interest, deduction or offset.

4. Risks Related to Investing in the Units.  Investing in the Units involves a high degree of risk.  Upon consummation of the Share Exchange, 6D will become the operational subsidiary of CleanTech.  The Financing Security Exchange will cause each share of Common Stock underlying the Units to be exchanged for shares of CleanTech’s common stock.  Therefore, an investment in the Units is subject to the general and operational risks of both 6D and CleanTech.  The Subscriber acknowledges that there are significant risks associated with the purchase of the Units and that such securities are highly speculative and should not be purchased by anyone who cannot afford a total loss of his and her investment.  6D is subject to a number of risk factors, including but not limited to:

Risks Specific to 6D

6D’s business, financial condition and results of operations may be materially impacted by economic conditions and related fluctuations in client demand for marketing, business, technology and other consulting services.  The market for our consulting services and the technologies used in our solutions historically has tended to fluctuate with economic cycles, particularly those cycles in the U.S., where we earn the majority of our revenues.  During economic cycles in which many companies are experiencing financial difficulties or uncertainty, clients and potential clients may cancel or delay spending on marketing, technology and other business initiatives. Our efforts to down-size, when necessary, in a manner intended to mirror downturned economic conditions could be delayed and costly and could also result in us having inadequate people resources as economic conditions improve. A downturn could result in reduced demand for our services, assignment cancellations or delays, lower revenues and operating margins resulting from price reduction pressures for our services, and payment and collection issues with our clients. Any of these events could materially and adversely impact our business, financial condition and results of operations.

Our markets are highly competitive and we may not be able to continue to compete effectively.  The markets for the services we provide are highly competitive.  We compete principally with large systems consulting and implementation firms, traditional and digital advertising and marketing agencies, offshore consulting and outsourcing companies, and clients’ internal information systems departments.  To a lesser extent, other competitors include boutique consulting firms that maintain specialized skills and/or are geographically focused.  Some of our competitors have significantly greater financial, technical and marketing resources, and generate greater revenues and have greater name recognition, than we do. Often, these competitors offer a larger and more diversified suite of products and services than we offer. If we cannot keep pace with the intense competition in our marketplace, our business, financial condition and results of operations will suffer.

6D operates in a highly competitive environment, which could adversely affect its sales and pricing.  6D operates in a highly competitive environment, and its outlook depends on a forecast of 6D’s share of sales based on its ability to compete with others in the marketplace. 6D competes on the basis of price, quality, product performance and customer service. There can be no assurance that 6D’s products and services will be able to compete successfully with other companies’ products.  Thus, 6D’s share of industry sales could be reduced due to aggressive pricing or product strategies pursued by competitors, unanticipated raw material shortages, refurbishing or remanufacturing difficulties, 6D’s failure to price its products competitively, its failure to produce products at a competitive cost or an unexpected buildup in inventories, leading to severe downward pressure product prices.  Changes in market acceptance of prices, changes in market requirements for price discounts or changes in competitors’ behavior could have an adverse impact on 6D’s business, results of operations and financial condition.

6D anticipates it may require additional financing in the future.  While 6D believes the proceeds from this Offering will be sufficient to expand and grow its business in the near future, it may require additional financing to expand and grow its business.  There can be no assurance that financing sufficient to enable 6D to expand and grow its business will be available in the future.  The inability to obtain future financing or to produce levels of revenue to meet financial needs could result in 6D’s inability to operate, grow and expand the business.

6D’s business, financial condition and results of operations may be materially impacted by military actions, global terrorism, natural disasters and political unrest.  Military actions in Iraq, Afghanistan and elsewhere, global terrorism, natural disasters and political unrest in the Middle East and other countries are among the factors that may adversely impact regional and global economic conditions and, concomitantly, 6D’s clients’ ability, capacity and need to invest in 6D’s services.  Additionally, hurricanes or other unanticipated catastrophes, both in the U.S. and globally, could disrupt 6D’s operations and negatively impact 6D’s business as well as disrupt 6D’s clients’ businesses, which may result in a further adverse impact on 6D’s business.  As a result, significant disruptions caused by such events could materially and adversely affect 6D’s business, financial condition and results of operations.

If 6D does not attract and retain qualified professional staff, 6D may be unable to perform adequately 6D’s client engagements and could be limited in accepting new client engagements.  6D’s performance is largely dependent on the talents and efforts of highly skilled individuals.  6D’s future success depends on its continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of its organization.  6D’s continued ability to compete effectively depends on its ability to retain and motivate its existing employees.  Failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on 6D’s business, operating results and financial condition.

The success of 6D’s business depends in large part on 6D’s ability to develop solutions and service offerings that keep pace with the changes in the markets in which 6D provides its services.  The professional services markets in which 6D operates are characterized by rapid technological change, evolving industry standards, changing customer preferences and new product and service introductions.  6D’s future success will depend on 6D’s ability to develop solutions and service offerings that keep pace with changes in the markets in which 6D provides services.  No assurances can be made that 6D will be successful in developing new services addressing evolving technologies in a timely or cost-effective manner or, if these services are developed, that 6D will be successful in offering and deploying them in the marketplace.  In addition, 6D cannot be sure that products, services or technologies developed by others will not render 6D’s services non-competitive or obsolete.  6D’s failure to address the demands of the rapidly evolving technological environment could have a material adverse effect on 6D’s business, results of operations and financial condition.  6D’s ability to remain competitive will also depend on our ability to design and implement, in a timely and cost-effective manner, solutions for clients that both leverage their legacy systems and appropriately utilize newer technologies.

Changes in 6D’s effective tax rate or tax liability may have an adverse effect on 6D’s results of operations.  6D’s effective tax rate could be adversely impacted by several factors, some of which are outside 6D’s control, including: (a) changes in relative amounts of income before taxes in the various jurisdictions in which 6D operates that have differing statutory tax rates; (b) 6D’s ability to accurately value certain assets, including intellectual property; (c) changes in tax laws and the interpretation of those tax laws; (d) changes to 6D’s assessments about the realizability of 6D’s deferred tax assets which are based on estimates of 6D’s future results, the prudence and feasibility of possible tax planning strategies and 6D’s internal structure, and the economic environment in which we do business; (e) the outcome of future tax audits and examinations; and (f) changes in generally accepted accounting principles that affect the accounting for taxes.

6D may not be able to recognize revenue in the period in which 6D’s services are performed, which may contribute to fluctuations in 6D’s revenue and margins.  6D provides its services under time-and-materials, fixed-price and retainer contracts.  All revenue is recognized pursuant to generally accepted accounting principles. These principles require 6D to recognize revenue once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured.  If 6D performs its services prior to the period in which 6D is able to recognize the associated revenue, 6D’s revenue and margins may fluctuate from quarter to quarter.

6D’s profitability will be adversely impacted if 6D is unable to maintain 6D’s pricing and utilization rates as well as control 6D’s costs.  6D’s profitability derives from and is impacted by three primary factors: (a) the prices for 6D’s services; (b) 6D’s professionals’ utilization or billable time; and (c) 6D’s costs.  To achieve 6D’s desired level of profitability, 6D’s utilization must remain at an appropriate rate, and 6D must contain its costs.  Should 6D reduce its prices in the future as a result of pricing pressures, or should 6D be unable to achieve 6D’s target utilization rates and costs, 6D’s profitability could be adversely impacted.

6D’s clients could unexpectedly terminate their contracts for 6D’s services.  Most of 6D’s contracts can be canceled by the client with limited advance notice and without significant penalty.  A client’s termination of a contract for 6D’s services could result in a loss of expected revenues and additional expenses for staff that were allocated to that client’s assignment.  6D could be required to maintain underutilized employees who were assigned to the terminated contract.  The unexpected cancellation or significant reduction in the scope of any of 6D’s large assignments, or client termination of one or more recurring revenue contracts could have a material adverse effect on 6D’s business, financial condition and results of operations.

6D may be unable to achieve anticipated benefits from acquisitions.  The anticipated benefits from any acquisitions that 6D has undertaken in the past or may undertake might not be achieved.  For example, if 6D acquires a company, 6D cannot be certain that clients of the acquired business will continue to conduct business with 6D, or that employees of the acquired business will continue their employment or integrate successfully into 6D’s operations and culture.  The identification, consummation and integration of acquisitions require substantial attention from management.  The diversion of management’s attention, as well as any difficulties encountered in the integration process, could have an adverse impact on 6D’s business, financial condition and results of operations.  Further, we may incur significant expenses in completing any such acquisitions, and 6D may assume significant liabilities, some of which may be unknown at the time of the acquisition.

Risks Related to the Securities Markets and Investments in the Units

6D’s management team does not have extensive experience in public company matters.  6D’s management team has had limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of 6D’s business.

There may be limitations on the effectiveness of 6D’s internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.  Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company.  6D is at the very early stages of establishing, and 6D may not be unable to effectively establish such systems, especially in light of the fact that 6D expects to operate as a subsidiary of a publicly reporting company. This would leave 6D without the ability to reliably assimilate and compile financial information about 6D and significantly impair 6D’s ability to prevent error and detect fraud, all of which would have a negative impact on 6D’s company from many perspectives.  Moreover, 6D does not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of its control systems to prevent error or fraud could materially adversely impact 6D.

6D does not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.  6D has not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future.  6D intends to retain future earnings, if any, for reinvestment in the development and expansion of 6D’ business.  Any credit agreements, which 6D may enter into with institutional lenders, may restrict 6D’s ability to pay dividends.  Whether we pay cash dividends in the future will be at the discretion of 6D’s board of directors and will be dependent upon 6D’s financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant.  Therefore, any return on your investment in 6D’s capital stock must come from increases in the fair market value and trading price of the capital stock.

6D may issue additional equity shares to fund 6D’s operational requirements which would dilute your share ownership.  6D’s continued viability depends on its ability to raise capital.  Changes in economic, regulatory or competitive conditions may lead to cost increases.  Management may also determine that it is in the best interest of 6D to develop new services or products.  In any such case additional financing is required for 6D to meet its operational requirements.  In such event, 6D may be required to materially alter its business plan or curtail all or a part of its operational plans.  While 6D currently has no offers to sell it securities to obtain financing, sale or the proposed sale of substantial amounts of its common stock in the public markets may adversely affect the market price of 6D’s common stock and 6D’s stock price may decline substantially.  In the event that 6D is unable to raise or borrow additional funds, 6D may be required to curtail significantly its operational plans.

The offering price of the Units was determined arbitrarily. The offering price of the Units does not bear any relation to book value, assets, earnings or other objective criteria of value and has been arbitrarily determined by the Company, 6D, CleanTech or 6DT; nor does it necessarily reflect the market price of CleanTech’s common stock.  There can be no assurance that the shares will trade at a value commensurate with the offering price.

Because a small number of shareholders will own a large percentage of the Company’s stock, you will have minimal influence over shareholder decisions.  Certain individuals will have significant ownership in 6DT and will retain significant control of 6DT in the future.  As a result of such ownership concentration, this group of individuals will have significant influence over the management and affairs of 6D, 6T and its business.  They will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale.  This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of 6DT, even if such a transaction would benefit other stockholders.

IN ADDITION TO THE ABOVE RISKS, AN INVESTMENT IN THE UNITS IS SUBJECT TO THE RISKS OF CLEANTECH.  The Subscriber should carefully consider the Risk Factors contained in CleanTech’s most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which are incorporated herein by reference, as the same may be updated from time to time by future filings under the Securities Exchange Act of 1934, as amended, before making an investment decision.  If any of such Risk Factors actually occur, the CleanTech’s business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of its common stock could decline significantly, and the Subscriber might lose all or part of its investment.  Additional risks and uncertainties that CleanTech’s is unaware of or that CleanTech’s believes are not material at this time could also materially adversely affect CleanTech’s business, financial condition or results of operations.  In any case, the value of the CleanTech’s common stock or other securities could decline, and the Subscriber could lose all or part of its investment.  The Subscriber represents and warrants that he or she has carefully considered and reviewed all the information contained within the reports CleanTech’s files with the Commission.

5. Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants to the Company as follows:

(a) The Subscriber hereby irrevocably agrees to purchase the Units for the amount set forth by Subscriber on the signature page to this Subscription Agreement if and when such subscription is accepted by the Company in its sole discretion.  The Subscriber shall tender to the Company, at the time of his or her subscription, the entire amount of Subscriber’s subscription.  Payment of such amount shall be made by wire transfer to the Escrow Agent in accordance with the instructions on the second page of this offering booklet at the time Subscriber tenders Subscriber’s subscription documents.

(b) The Subscriber understands and agrees that, after the Company’s receipt of this Agreement, the Company will review Subscriber’s eligibility and will determine whether to accept or reject this subscription in whole or in part, in its sole and absolute discretion, for any reason whatsoever.  The purchase and sale of Units pursuant to this Agreement will be effective only if, when and to the extent the Company, in its sole discretion, accepts Subscriber’s subscription by countersignature on the signature page hereof indicating the Units being sold and, if Subscriber’s payment for the Units is made.  If the subscription has been rejected for any reason, payment relating to any Units will be promptly returned, without interest, deduction or offset.

(c) The Subscriber acknowledges that the Company has not made nor is making any representations or warranties, express or implied, concerning, among other things, the present or likely value of the Units, or the prospects of the Company.  The Subscriber is aware that the purchase of Units involves a high degree of risk and can result in a complete loss of the Subscriber’s investment.  In subscribing for Units, Subscriber acknowledges that, notwithstanding any financial projections or sources and uses of proceeds provided to the Subscriber for illustrative purposes, the Subscriber is not relying upon the Company or 6DT attaining any projected results of operations, cash flow or financial condition in making an investment in Units.

(d) The Subscriber (i) is an accredited investor within the meaning of Rule 501 of the Securities and Exchange Commission (the “Commission”) under the Securities Act; (ii) understands the meaning of the term “accredited investor” and that, in order to be treated as an accredited investor, Subscriber must meet one of the tests for an accredited investor set forth on Appendix A to this Agreement; and (iii) has read Appendix A and is an accredited investor based on satisfying the test for accredited investors as set forth on the signature page of this Agreement;

(e) The Subscriber is a sophisticated investor in securities of companies and acknowledges that Subscriber can bear the economic risk of the Subscriber’s investment, and that the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Units.  The Subscriber acknowledges that the information set forth in the Offering materials is not intended to be exhaustive and is provided only as a guide to assist the Subscriber in making an independent investigation of the Company.  The Subscriber understands that the Offering materials does not contain all of the information that would normally be contained in a prospectus used in a public offering, or in an offering memorandum typically used in a private offering.  The Subscriber acknowledges having had the opportunity to ask questions of the Company concerning the Company’s business and activities and prospects, the Units and the terms and conditions of this Offering, 6DT’s planned operations and prospects, and obtained such additional information and reviewed such documents as the Subscriber deemed necessary.

(f) The Company has fully answered all inquiries of the Subscriber, if any, concerning such matters and has afforded the Subscriber the opportunity to obtain any additional information (to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information given to the Subscriber.  The Subscriber has discussed the Offering materials and all related matters, to the extent the Subscriber deems necessary, with the Subscriber’s legal, tax, accounting, financial and other advisors, including, without limitation, to the extent relevant, the matters referred to in subsections (d) and (e) of this Section.  The Subscriber is aware of the tax consequences of owning Units, is aware of the ability of the Company, and upon conclusion of the Merger, 6DT, to issue additional shares of common stock, and that the Subscriber may suffer significant dilution in the event that the Company or 6DT raises additional funds through the issuance of its securities.  The Subscriber has independently determined that the Units are a suitable investment of Subscriber.

(g) The Subscriber recognizes, understands and acknowledges that there are substantial restrictions on the transferability of Units, and that Subscriber may have to hold Units indefinitely and may not be able to liquidate Subscriber’s investment in Units when Subscriber wishes to do so, if at all, because among other things: (i) Units cannot be offered or sold unless an exemption from registration is available under the Securities Act or the Units are registered under the Securities Act, and (ii) the Company is under no obligation to register the Units or assist the Subscriber in complying with any exemption from registration.  Accordingly, the Subscriber will not transfer any Units except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.  Notwithstanding the foregoing, the shares of Common Stock underlying the Units shall be automatically exchanged into shares of 6DT upon the effectiveness of the Merger.

(h) The Subscriber’s overall commitment to investments is not disproportionate to the Subscriber’s net worth; the purchase of Units will not cause the Subscriber’s overall commitments to such investments to become disproportionate or excessive; and the Subscriber has adequate means of providing for the Subscriber’s current needs and personal contingencies and has no need for liquidity in this investment.

(i) The Subscriber agrees, acknowledges and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the investor questionnaire attached hereto as Exhibit A.

(j) The Subscriber is acquiring Units pursuant to this Agreement for investment and not with a view to the sale or distribution thereof, for Subscriber’s own account and not on behalf of others and has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Units.  No other person has, or will upon acquisition or immediately thereafter, have a direct or indirect beneficial interest in the Units.  Subscriber is aware that the Units are restricted securities within the meaning of Rule 144 of the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration.  The Subscriber understands the meaning of these restrictions.  The Subscriber is not participating, directly or indirectly, in an underwriting or any such distribution or other transfer of the Units.  The Subscriber does not now have reason to anticipate any change in the Subscriber’s circumstances or any other particular event which would cause the Subscriber to have a need to sell the Units.

(k) The Subscriber is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(l) The Subscriber has relied on the advice of, or has consulted with, only the Subscriber’s own legal, tax, financial, investment and other advisors to the extent that Subscriber deems advisable.

(m) The Subscriber is a resident of the jurisdiction set forth on the signature page hereto.

(n) If the Subscriber is a corporation, partnership, trust, limited liability company or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to enter into and perform this Agreement and to invest in the Units provided herein; (ii) an investment in the Company will not result in any violation of, or conflict with, any term or provision of the charter, bylaws or other organizational documents of the Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) an investment in the Company has been duly authorized by all necessary action on behalf of the undersigned; and (iv) this Subscription Agreement has been duly executed and delivered on behalf of the Subscriber and constitutes a legal, valid and binding agreement of the undersigned.

(o) If the Subscriber is a corporation, partnership, trust, limited liability company or other entity, the person signing this Agreement on its behalf hereby represents and warrants that the information being provided by signing this Agreement is true and correct with respect to such corporation, partnership, trust, limited liability company or other entity, as the case may be.

(p) If the Subscriber is purchasing the Units subscribed for hereby in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Company in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such Units are being purchased.

(q) There is no requirement applicable to the Subscriber to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of, any person or any governmental or regulatory authority as a condition to the lawful consummation by the Subscriber of the purchase of Units pursuant to this Agreement, which has not already been obtained.

(r) Neither the execution and delivery of this Agreement by the Subscriber nor the consummation of the transactions contemplated herein will (i) result in a default or constitute an event of default or a breach (or gives rise to any right of termination, cancellation or acceleration, or result in any lien, charge or encumbrance upon any property or assets of the Subscriber) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Subscriber is a party or by which the Subscriber or any of its properties or assets is bound, or (ii) violate any order, writ, injunction, decree, statute or regulation or any other restriction of any kind or character in the United States applicable to the Subscriber or any of its properties or assets, which violation would have a material adverse effect on its business or operations.

(s) The Subscriber represents and warrants that no broker or finder was involved directly or indirectly in connection with the Subscriber’s purchase of Units pursuant to this Agreement.  The Subscriber shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Subscriber’s warranty contained in this Section unless the Company has agreed in advance to payment to such finder or broker.

(t) The Subscriber acknowledges that none of the Offering materials have been approved or disapproved by the Commission or any other Federal or state governmental agency or any national securities exchange.  Neither the Commission nor any such agency or exchange of any jurisdiction has passed upon the accuracy or adequacy of any of the Offering materials or the merits of an investment in the Units.  Any representation to the contrary is a criminal offense.

(u) All of the information provided by the Subscriber to the Company in this Agreement and related documentation is true and correct.  The Subscriber has been informed by the Company that the issuance of the Units pursuant to this Agreement is intended to be exempt under Section 4(2) of the Securities Act and: (A) Regulation D, and in particular, Rule 506, of the Commission promulgated under the Securities Act or (B) the safe-harbor set forth in Regulation S adopted under the Securities Act that provides certain offerings conducted outside the United States are not subject to the registration requirements of the Securities Act, and similar exemptions under state law and applicable exemption under state securities laws, and the Subscriber understands that such exemption is dependent upon the accuracy of the information contained in the Subscriber’s representations set forth in this Agreement.  The Subscriber represents and warrants that the address set forth on the signature page is the Subscriber’s true and correct address, and understands that the Company will rely on the Subscriber’s representations contained in this Agreement and the information furnished to the Company in connection with this subscription including in making filings under state securities or blue sky laws.

(v) The Subscriber agrees to indemnify and hold harmless the Company and its directors, officers, shareholders, affiliates, advisers, placement agent and its representatives, counsel and employees and anyone acting on behalf of the Company from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur by reason of any breach of the representations and warranties made by Subscriber in this Agreement, or in any document provided by the Subscriber to the Company.

(w) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

(x) The Subscriber agrees, acknowledges and understands that the Company and its counsel, are entitled to rely on the representations, warranties and covenants made by the Subscriber herein.

6. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Subscriber as follows:

(a) There are no material misstatements or omissions in this Subscription Agreement or any information provided in the Offering materials.

(b) The Company is a corporation duly formed and in good standing under the laws of the State of Nevada with full power and authority to conduct its business as presently contemplated.

(c) The Company has the power to execute, deliver and perform this Subscription Agreement and any other agreement contemplated herein.

(d) If and when the Company accepts the Subscriber’s subscription and the applicable funds clear, the Subscriber will become a holder of the Units.

7. Confidentiality.

(a) The Subscriber acknowledges that in connection with the Units the Subscriber may have access to books and records of the Company and its affiliates (individually or collectively, for purposes of this Section 4, the “Company”) or other information of the Company or its business that is proprietary or otherwise confidential, the unauthorized disclosure or use of which could cause material harm to the Company’s business.  Accordingly, Subscriber hereby agrees that the Subscriber shall hold the Company’s Confidential Information (as hereafter defined) strictly confidential and will not make any use of or disclose, nor authorize or permit any third party to use or disclose, in whole or in part, any Confidential Information nor disclose any Confidential Information, in whole or in part, to any third party, except in connection with the enforcement of the Subscriber’s rights under this Agreement and the transactions contemplated hereby.  However, the Subscriber may furnish or otherwise disclose the Confidential Information to any professional adviser who needs to know such information for the purpose of assisting the Subscriber in the evaluation of any such rights or claims (the “Subscriber’s Agent”) provided that (i) each Subscriber’s Agent shall be informed by of the confidential nature of the Confidential Information, and (ii) the Subscriber shall be responsible for any breach of this Agreement by each Subscriber’s Agent.

(b) “Confidential Information” means any and all confidential and proprietary information or trade secrets of the Company, of any nature, whether written or oral and in any medium, relating directly or indirectly to the Company, its personnel, customers, suppliers and other third parties, which is not generally known or which the Company deems confidential, including, without limitation, supplier lists, distributor lists, customer lists, price lists, financial statements and other financial matters, business plans, market research and strategies, contracts, inventions, patents, patent applications, software, hardware, manufacturing and sale processes and any other proprietary processes, methods, research activities and/or know-how and similar items.  However, “Confidential Information” shall not include any information which the Subscriber can demonstrate (i) is generally known outside the industry in which the Company operates at the time of disclosure, or that subsequently becomes generally known through no fault of the Subscriber; (ii) was already known to the Subscriber at the time of disclosure by the Company and which knowledge is supported by documentary evidence; or (iii) was independently developed by a Subscriber, without reliance on or reference to any Confidential Information disclosed by the Company and which independent development is supported by documentary evidence.

(c) The Subscriber acknowledges that the Subscriber’s covenants in this Section 6 are a material inducement to the Company to the acceptance by the Company of the Subscriber’s subscription to purchase Units.  The Subscriber hereby agrees that the Subscriber’s breach or threatened breach of any of the provisions of this Section 6 shall cause immediate and irreparable harm to the Company, and, in such event, that the Company may obtain, without the posting of any bond, preliminary and permanent injunctions prohibiting the Subscriber from use or disclosure of the Confidential Information from any court of competent jurisdiction, in addition to and without limiting any other remedies available to the Company at law or in equity.

(d) The covenants and obligations of the Subscriber contained in this Section 4 shall survive any termination of this Agreement and the payment of the Units or the termination of Subscriber’s ownership interest in the Company.  Upon the Company’s request, the Subscriber shall return or destroy any copies of Confidential Information that Subscriber has in Subscriber’s possession or control, as well as any documents incorporating or describing such Confidential Information, and deliver to the Company a certification that such destruction or return has occurred.

8. Miscellaneous.

(a) Except as otherwise specifically stated herein, all notices provided for in this Agreement shall be in writing signed by the party giving such notice, and sent by a nationally recognized overnight courier or sent by registered or certified mail (air mail if overseas), return receipt requested.  Notices shall be deemed to have been given three days after mailing or one day after delivery to overnight courier.  Notices shall be sent to the Company, at 17 State Street, Suite 450, New York, New York 10004, and to Subscriber at Subscriber’s address and facsimile number set forth on the signature page, or to such other address as any party shall designate in the manner provided in this Section 8(a).

(b) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent.  This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver.  No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.  The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without giving effect to New York’s choice of laws rules.  Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement, other than those seeking injunctive relief, shall be brought exclusively in any Federal or state court in the State of New York (but may be appealed to any court with appropriate jurisdiction); (ii) irrevocably submits to and accepts, with respect to his or its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts; and (iii) agrees that any action against such party may be commenced by service of process by any method of notice set forth in this Agreement other than facsimile.

(d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(e) Neither this Agreement nor any of Subscriber’s rights hereunder may be transferred or otherwise assigned hereunder except with the prior written consent of the Company, which may be granted or withheld in its sole discretion.

(f) This Agreement may be executed and delivered in two or more counterparts and by facsimile or electronic copy (pdf), each of which shall be deemed an original but all of which together shall constitute one and the same document.

(g) The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Units.

[-Signature page follows-]

SIGNATURE PAGE

The Subscriber hereby offers to purchase and subscribe to ____________ Unit(s) and encloses payment of $15,000 per unit for an aggregate investment of $_____________.

__________________________________ Name of Subscriber

__________________________________ Signature of Subscriber

__________________________________ Name of Joint Subscriber (If Applicable)

__________________________________ Signature of Joint Subscriber (If Applicable)

__________________________________ Name and Title of Authorized Signatory (If Applicable)

__________________________________ (Print) Street Address - Residence

__________________________________ (Print) City, State and Zip Code

__________________________________ Social Security/Taxpayer I.D. Number (If any):

AGREED TO AND ACCEPTED:

As of _______, 2014

6D ACQUISITIONS, INC.

By: ____________________________
Name: Tejune Kang
Title: Chief Executive Officer

Appendix A - Accredited Investors

A Subscriber who meets any one of the following tests is an accredited investor:

(a) (a)    Subscriber is an individual who has a net worth, or joint net worth with Subscriber’s spouse, of at least $1,000,000.  For these purposes, the term “net worth” means the excess of total assets over total liabilities; however, it excludes the fair market value of your primary residence unless the indebtedness exceeds the fair market value.

(b) Subscriber is an individual who had individual income of more than $200,000 (or $300,000 jointly with Subscriber’s spouse) for the past two years, and Subscriber has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with Subscriber’s spouse) for the current year.

(c) Subscriber is an executive officer of the Company.

(d) Subscriber is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

(e) Subscriber is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

(f) Subscriber is an insurance company as defined in section 2(13) of the Securities Act.

(g) Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

(h) Subscriber is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

(i) Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(j) Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(k) Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(l) Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

(m) Subscriber is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

If an individual investor qualifies as an accredited investor, such individual may purchase the Shares in the name of Subscriber’s individual retirement account (“IRA”).

Exhibit C

IRS Form W-9
for submission of SSN/Taxpayer Identification Number

[Attached.  Instructions for the form may be found at:
http://www.irs.gov/pub/irs-pdf/fw9.pdf]

ANNEX A

Unaudited Financial Statements for Six Dimensions
For the Period Ending March 31, 2014